                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MOTIVEPOWER INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                          MOTIVEPOWER INDUSTRIES, INC.
                              1200 REEDSDALE STREET
                         PITTSBURGH, PENNSYLVANIA 15233

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 29, 1998

         As a stockholder of MOTIVEPOWER INDUSTRIES, INC. (the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Stockholders, to be held at the Sheraton Inn Pittsburgh North, 910 Sheraton Drive, Mars, Pennsylvania on April 29, 1998 at 11:00 a.m., Pittsburgh time, for the following purposes:

         1. To elect Lee B. Foster II and James P. Miscoll to the Board of Directors of the Company, each for terms of three (3) years expiring in 2001. See "Proposal No. 1 -- Election of Directors" in the Proxy Statement.

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. See "Proposal No. 2 --Selection of Auditors" in the Proxy Statement.

         3. To amend the Company's Stock Incentive Plan to increase the number of shares which may be awarded by one million shares and in certain other respects, principally to conform such Plan to recent amendments to Federal securities regulations. See "Proposal No. 3 - Amendment to Stock Incentive Plan" in the Proxy Statement.

         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 2, 1998 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's Common Stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

                                          By Order of the Board of Directors,

                                          /s/ Jeannette Fisher-Garber
                                          -----------------------------------
                                          Jeannette Fisher-Garber, Secretary

March 12, 1998

                          MOTIVEPOWER INDUSTRIES, INC.
                              1200 REEDSDALE STREET
                         PITTSBURGH, PENNSYLVANIA 15233

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 29, 1998

                                 PROXY STATEMENT

         This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about March 20, 1998, are furnished in connection with the solicitation by the Board of Directors of MotivePower Industries, Inc. ("MPO" or the "Company") of proxies to be voted at the annual meeting of stockholders to be held at the Sheraton Inn Pittsburgh North, 910 Sheraton Drive, Mars, Pennsylvania on April 29, 1998 at 11:00 a.m., Pittsburgh time, and any adjournments thereof.

         Stockholders of record at the close of business on March 2, 1998 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 17,786,343 shares of Common Stock of MPO outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW, TO (i) ELECT LEE B. FOSTER II AND JAMES P. MISCOLL AS DIRECTORS, (ii) RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AND (iii) TO AMEND THE STOCK INCENTIVE PLAN.

         All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve or adopt the proposals presented to the meeting and to ratify the appointment of Deloitte & Touche LLP.

         THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF MPO. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Annual Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         Two directors are to be elected at the annual meeting each for terms of three (3) years expiring in 2001. The Board of Directors has nominated Lee B. Foster II and James P. Miscoll for election as directors. See "Information Concerning Directors and Nominees" for a description of the business experience of and other information concerning the nominees.

         To be eligible for election as a director, persons nominated by any stockholder must be nominated in accordance with procedures set forth in the Company's By-laws. Those procedures require that written notice of the nomination be given to the Secretary of the Company at least sixty days prior to the meeting at which the election is to be held, or, if the meeting is not announced at least seventy-five days in advance, not later than the tenth business day following the announcement of the meeting. The Company By-laws further require that the stockholder's notice include certain information concerning the nominee as would be required to be included in the Proxy Statement. The Chairman may decline to acknowledge a nomination not made in compliance with the requirements of the By-laws.

         Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

         The Company's Certificate of Incorporation and By-laws provide that the directors of the Company are to be classified into three classes, with the directors in each class serving for three-year terms until their successors are elected. The By-laws of the Company require from three to fifteen directors as fixed by the Board. The Board has currently been fixed at seven members. The terms of the persons currently serving on the Board expire at the annual meeting of stockholders for the years indicated: Lee B. Foster II and James P. Miscoll
(1998); John C. Pope and Nicholas J. Stanley (1999); and Gilbert E. Carmichael, Ernesto Fernandez Hurtado and Michael A. Wolf (2000).

         Set forth below is information concerning each director and nominee for director of the Company, including his business experience during the past five years, his positions with the Company and certain directorships held by him. There are no family relationships among directors, nor, except as may be described herein, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

                       Nominees for Terms Expiring in 2001

         Lee B. Foster II, age 51, has served as a Director of the Company since August 1996. Mr. Foster has held various positions with L. B. Foster Company (rail, construction, and tubular products) since 1973, including as President and Chief Executive Officer since 1990.

         James P. Miscoll, age 63, has served as a Director of the Company since September 1994. Mr. Miscoll held various positions with Bank of America from 1962 until his retirement in 1992, including Vice Chairman from 1984 to 1992, Executive Officer, Southern California from 1985 to 1992, member of the Management Committee from 1982 to 1992 and other executive management positions for the bank in New York City, Asia and Europe. Mr. Miscoll currently serves on the boards of directors of Chela Financial (financial institution), JP Food Service, Inc. (foodstuffs company), MK Gold Company (mining), American International Group, Inc. (insurance and finance), and US Rentals (rental equipment).

                  Current Directors with Terms Expiring in 1999

         John C. Pope, age 48, has served as the Company's Chairman since January 1, 1996, having previously served as a Director of the Company since April 1995. Mr. Pope also serves as a Director Emeritus of UAL Corporation (commercial airline holding company) and United Airlines, Inc. (commercial airline), and as a Director of Federal-Mogul Corporation (automotive parts), Wallace Computer Services, Inc. (business forms), Medaphis Corporation (health care information services), Lamalie Associates, Inc. (executive recruitment), Waste Management, Inc. (waste management and disposal), and Dollar Thrifty Automotive Group, Inc. (car rental). Mr. Pope held various positions with UAL Corporation and United Airlines, Inc., including President and Chief Operating Officer from 1992 to 1994 and Director from 1988 to 1994, Vice Chairman from 1989 to 1992, Executive Vice President of Marketing and Planning and Chief Financial Officer from 1989 to 1990, and Executive Vice President of Finance and Chief Financial Officer from 1988 to 1989. Prior thereto, Mr. Pope served as Senior Vice President and Chief Financial Officer of AMR Corporation (commercial airline holding company) and American Airlines, Inc. (commercial airline).

         Nicholas J. Stanley, age 33, has served as a Director of the Company since April 1994. Mr. Stanley has served as the President of Stanley Investment & Management (international barter and counter trade programs) since 1990, as the President and Chief Executive Officer of Fine Arts Graphics, Inc. (stationery printing) since 1994, and as a Principal of the Titan Group (real estate investment) since 1990. Mr. Stanley also serves as honorary Consul to the Kingdom of Thailand.

                  Current Directors with Terms Expiring in 2000

         Gilbert E. Carmichael, age 70, has served as a Vice Chairman of the Company since January 1996, and as a Director of the Company since April 1994. He retired as an employee of the Company in April 1997. He served as Vice Chairman of the Board from April 1994 until March 1995 and as the Company's Chairman from March 1995 until January 1, 1996. Mr. Carmichael also served as Senior Vice President of Morrison Knudsen Corporation (engineering and construction) from 1993 until March 1995. Prior to joining Morrison Knudsen, Mr. Carmichael served as Administrator of the Federal Railroad Administration from 1989 to 1993. Mr. Carmichael currently serves on the board of directors of Great Southern National Bank (banking).

         Ernesto Fernandez Hurtado, age 76, has served as a Director of the Company since December 1996. He served as governor of Mexico's Central Bank from 1970 to 1976. He also served as director general of Banco BCH, S.A. from 1977 to 1982 and Bancomer, S.A. from 1982 to 1988. In addition, he has served in various governmental capacities, including as a member of the Board of Governors of the International Monetary Fund and a member of the International Monetary Conference.

         Michael A. Wolf, age 55, has served as the President and Chief Executive Officer of the Company since July 1996 and as a Director since August 1996. Prior thereto, he served as President and Chief Executive Officer of Pandrol Jackson, Inc. (railroad equipment and contract services) from 1994 to June 1996, as President and Chief Operating Officer of Hobart Brothers Company (welding and laser manufacturing) from 1992 to 1994, and as the Executive Vice President of Case Corporation (agricultural equipment) from 1988 to 1992. In addition, from 1972 to 1988, Mr. Wolf held various management positions with increasing responsibility, including as

Executive Vice President, at Firestone/Bridgestone, Inc. (manufacturer of tires and automotive parts, and provider of services).

MEETINGS OF THE BOARD OF DIRECTORS

         In 1997, the Board of Directors of the Company conducted seven meetings and all directors were in attendance at each meeting. Each director of the Company has attended at least seventy-five percent of the meetings held during the time he has served as a director.

COMMITTEES

         There are four active committees of the Board: the Executive and Finance Committee, the Audit and Corporate Responsibility Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee.

         The Executive and Finance Committee has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board. Accordingly, the Executive and Finance Committee may have and may exercise all the powers and authority of the Board in the oversight of the management of the business and affairs of the Company, except that the Executive and Finance Committee will not have the power (except to the extent authorized by a resolution of the Board) to amend the Company's Certificate of Incorporation or By-laws, to fix the designations, preferences, and other terms of any preferred stock of the Company, to adopt an agreement of merger or consolidation, to authorize the issuance of stock, to declare a dividend or to recommend to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution. John C. Pope, Michael A. Wolf and Gilbert E. Carmichael currently serve as members of the Executive and Finance Committee. Mr. Pope is the Chairman of this Committee. The Executive and Finance Committee met one time in 1997.

         The Audit and Corporate Responsibility Committee has the primary responsibility for reviewing the Company's policies relating to business conduct and corporate relationships, including relationships with governmental agencies, the independent certified public accountants and the general public in addition to the responsibility for reviewing the professional services to be provided by the Company's independent auditors, the scope of the audit by the Company's independent auditors, the annual financial statements of the Company, the Company's system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it finds appropriate or as is brought to its attention. Three of the Company's independent directors, James P. Miscoll, Ernesto Fernandez Hurtado and Nicholas J. Stanley, currently serve as members of the Audit and Corporate Responsibility Committee. Mr. Miscoll is the Chairman of this Committee. The Audit and Corporate Responsibility Committee met six times in 1997.

         The Compensation and Management Development Committee has the primary responsibility for establishing and administering the Company's compensation program for the top ten highest paid employees and for overseeing the Company's compensation program for the top fifty highest impact positions of the Company ("key management"); overseeing selection and professional development and succession planning of the Company's key management; and regularly consulting with the Company's management regarding compensation policies, benefits plans, best practices and benchmarking. Three of the Company's independent directors, Lee B. Foster II, Nicholas J. Stanley and James P. Miscoll, currently serve as members of the Compensation and Management Development Committee. Mr. Stanley is the Chairman of this Committee. The Compensation and Management Development Committee met eight times in 1997.

         The Nominating and Corporate Governance Committee has the primary responsibility for monitoring and making recommendations to the Board with respect to developments in the area of corporate governance and Board policies; annually evaluating the performance of the Board; identifying, evaluating and recommending to the Board candidates for Board membership; and evaluating the Company's President and Chief Executive Officer and planning for succession in that position. John C. Pope, Gilbert E. Carmichael and Lee B. Foster II currently serve as members of the Nominating and Corporate Governance Committee. Mr. Pope is the Chairman of this Committee. The Nominating and Corporate Governance Committee met four times in 1997.

                     PROPOSAL NO. 2 -- SELECTION OF AUDITORS

THE PROPOSAL

         The Board of Directors appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 1998. This appointment is being presented to stockholders for ratification. Deloitte & Touche LLP audited the Company's financial statements for the year ended December 31, 1997.

         A representative of Deloitte & Touche LLP is expected to attend the meeting and will be afforded an opportunity to make a statement if he or she desires to do so. This representative is also expected to be available to respond to appropriate questions.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR ABSTENTION IS SPECIFIED.

               PROPOSAL NO. 3 -- AMENDMENT TO STOCK INCENTIVE PLAN

BACKGROUND INFORMATION

                  In March 1994, the Board of Directors of the Company and the sole stockholder of the Company approved a Stock Incentive Plan of the Company effective April 1, 1994 (the "Plan" or the "Stock Incentive Plan") which authorizes the grant of awards ("Awards") in the forms of options ("Options") to purchase Common Stock, stock appreciation rights, including limited stock appreciation rights ("SARs"), and restricted stock ("Restricted Stock") to officers, key employees of the Company and its affiliates and other key individuals (including non-employees). At the annual meeting of the Company held in October 1996, the stockholders of the Company approved an amendment to the Plan to increase the maximum number of shares which may be issued under such Plan by one million shares. In March 1998, the Board approved additional amendments to the Plan, subject to stockholder approval, which are being presented to stockholders for consideration at this annual meeting and are principally intended to conform the Plan to recently adopted amendments to Federal securities regulations, as more fully discussed under "Summary of the Plan--Proposed Amendments."

PARTICIPATION IN THE PLAN

         All executive officers and other officers, directors and employees, as well as independent agents and consultants of the Company and its subsidiaries are eligible to participate in the Plan, except, as the Plan is currently constituted, for directors who are members of the Compensation and Management Development Committee. As proposed to be amended, the Plan would permit Awards to Compensation and Management Development Committee members. The Company estimates that fourteen executive officers and approximately thirty-six other officers and employees and approximately one agent and consultant will be eligible to participate in the Plan. The Plan is required to be administered by a committee of the Board (the "Committee"). The Compensation and Management Development Committee of the Board currently serves as the administrator of the Plan.

         Except for Awards in February 1998 made to certain persons who are not executive officers (as described under the "New Plan Benefits Table" below), the Committee has not made a determination as to how many Awards, if any, will be made under the Plan in 1998 or to whom any such Awards will be made. However, under the Plan, the Committee has discretion to make Awards to such of the officers, key employees, agents or consultants of the Company who occupy responsible managerial or professional positions or who have the capability of making substantial contributions to the success of the Company. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of stockholders, to act in a manner calculated to maximize stockholder value. To this end, the Committee may elect to make Awards to key or exempt employees in substitution of or in addition to cash bonuses. Accordingly, the options shown in the "New Plan Benefits" table should not be regarded by stockholders as the only options that can or will be issued under the Plan should the proposed amendments be approved and adopted by the stockholders.

NEW PLAN BENEFITS TABLE

                MOTIVEPOWER INDUSTRIES, INC. STOCK INCENTIVE PLAN

          NAMES AND POSITION                      DOLLAR VALUE(1)                      NUMBER OF UNITS
          ------------------                      ------------                         ---------------
All Current Executive Officers                         __                                      __
(as a group)

Non-Executive Officer Directors                        __                                      __
(as a group)

Non-Executive Officer/Employees                     $176,560                                 50,000
(as a group)

(1) The Dollar Value of the Options granted on February 9, 1998 is the amount by which the closing market price of the Company's Common Stock as reported on the New York Stock Exchange on March 9, 1998 ($26.00) exceeds the exercise price of the options granted ($22.4688).

SUMMARY OF THE PLAN

         PROPOSED AMENDMENTS. The Board has approved amendments to the Plan to
(i) increase the number of shares which may be awarded under the Plan by one million shares, (ii) permit the Board to amend the Plan in its sole discretion, without stockholder approval, as permitted under recently adopted amendments to Federal securities law regulations, (iii) permit members of the Committee to also receive Awards as permitted under recently adopted amendments to Federal securities law regulations, and (iv) define the term "Fair Market Value" by reference to sales of the Company's stock as reported on the New York Stock Exchange. The text of the proposed amendments to the Plan is set forth under "Text of Proposed Amendments."

         PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing officers, key employees of the Company and its affiliates and other key individuals (including non-employees) with an additional incentive to promote the financial success of the Company and its affiliates. The Plan authorizes the granting of Awards to participants in the following forms: (i) Options to purchase shares of the Company's $.01 par value Common Stock, (ii) SARs and (iii) Restricted Stock awards.

         ELIGIBILITY. Except as modified below, the class of persons eligible to receive Awards under the Plan are those officers and certain other key or exempt employees of the Company or its affiliates and those non-employees of the Company or its affiliates as designated by the Committee from time to time. As proposed to be amended, the Plan will expressly permit discretionary Awards to be granted to Committee members, as is permitted under recently adopted amendments to Federal securities law regulations.

         ADMINISTRATION. The Plan is required to be administered by such committee of the Board of Directors as shall consist of two or more members of the Board of Directors of the Company who are "disinterested persons," as such term is defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision. The Committee has full authority and power to: (i) construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan; (ii) decide all questions of eligibility for Plan participation and for the grant of Awards; (iii) adopt forms of agreements and other documents consistent with the Plan; (iv) engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and (v) take such other actions as may be reasonably required or appropriate to administer the Plan.

         SHARES SUBJECT TO PLAN. The Common Stock with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. The number of shares subject to the Plan is currently 2.5 million. The proposal being considered by the stockholders would increase the number of shares which may be issued by one million.

         OPTIONS AND SARS. The Committee is authorized to grant to participants Options, which may be incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"), and SARs, which may be granted alone or in connection with and exercisable, in whole or in part, in lieu of an Option. Options and SARs under the Plan will be granted subject to, among other things, the following terms and conditions:

         The exercise price per share of Common Stock under an Option or SAR will be determined by the Committee, but may not be less than the Fair Market Value as of the date of grant. For purposes of the Plan, the term "Fair Market Value" means, as applied to a specific date, the mean between the highest and lowest selling price of a share of Common Stock on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported. The Plan presently provides that the selling prices as reported on the NASDAQ National Market System. The Company proposes to amend the Plan to refer to the selling prices as reported on the New York Stock Exchange.

         A participant will have no rights as a stockholder with respect to any Common Stock issuable on exercise of any Option or SAR until the date of the issuance of a stock certificate to the participant for such Common Stock. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in the anti-dilution provisions of the Plan.

         INCENTIVE STOCK OPTIONS. The terms of any ISOs, which are stock options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted under the Plan must comply with the above terms governing Options as modified by the following additional rules:

         (A) The Option must be expressly designated as an ISO by the Committee and in the Award agreement;

         (B) No ISO will be granted more than 10 years from the Effective Date of the Plan and no ISO will be exercisable more than 10 years from the date such ISO is granted;

         (C) The exercise price of any ISO will not be less than the Fair Market Value per share of Common Stock on the date such ISO is granted;

         (D) No ISO will be granted to any individual who at the time such ISO is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any affiliate unless the exercise price of such ISO is at least one hundred and ten percent of the Fair Market Value per share of Common Stock at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;

         (E) The aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a participant are exercisable for the first time by such participant during any calendar year (under the Plan and all other stock option plans of the Company and any of its affiliates and any predecessor of any such corporations) shall not exceed $100,000 as required under
                  Section 422(d) of
                  the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in Options, measured as described above, granted earliest in time will be treated as ISOs);

         (F) No ISO will be granted to an individual who is not an employee of the Company, or its affiliates at the time such ISO is granted; and

         (G) Any other terms and conditions as may be required in order that the ISO qualifies as an "incentive stock option" under
                  Section 422 of the Code or successor provision.

         STOCK APPRECIATION RIGHTS. A SAR will, upon its exercise, entitle the participant to receive a number of shares of Common Stock or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Fair Market Value of such Common Stock on date of exercise) shall equal the amount by which the Fair Market Value per share of Common Stock on the date of such exercise exceeds the exercise price of such SAR, multiplied by the number of shares of Common Stock with respect of which the SAR shall have been exercised.

         RESTRICTED STOCK AWARDS. The Committee has authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock and to provide the terms and conditions (which need not be identical among participants) thereof. Awards of Restricted Stock will be evidenced by written agreements in such form as the Committee from time to time shall approve.

         Subject to the applicable restrictions the participant of an Award of Restricted Stock pursuant to the Plan will have all the rights as a stockholder with respect to the shares of Common Stock covered by the Award including, but not limited to, the right to vote such shares, the right to receive cash or stock dividends with respect thereto and the right to participate in any subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company. In the event the participant receives additional shares of Common Stock pursuant to any of the foregoing events, the shares acquired will be subject to the same terms, conditions and restrictions as if such additional shares were received at the date of the original Award.

         RESTRICTIONS ON TRANSFERS. No Option or SAR nor any right of interest of a participant under the Plan in any instrument evidencing any Option or SAR under the Plan may be assigned, encumbered, or transferred, except, in the event of the death of a participant, by will or the laws of descent and distribution.

         AMENDMENT AND TERMINATION. As presently in effect, the Plan provides that the Board of Directors may amend the Plan from time to time in its sole discretion; provided, however, that no such amendment may, without the approval of the stockholders of the Company if such approval is required by the laws of the State of Delaware or Section 422 of the Code or Rule 16b-3 under the Exchange Act: (a) change the class of persons eligible to receive Awards or otherwise materially modify the requirements as to eligibility for participation in the Plan; (b) increase the aggregate number of shares of Common Stock with respect to which Awards may be made under the Plan; (c) materially increase the benefits accruing to participants under the Plan; or (d) remove the administration of the Plan from the Committee or render any member of the Committee eligible to receive an Award under the Plan while serving thereon. No amendment may impair the rights of any participant under any outstanding Award without the participant's consent. The Board of Directors may suspend or terminate the Plan at any time. Upon termination of the Plan, no additional Awards will be granted, but the terms of the Plan will continue in full force and effect with respect to outstanding and unexercised Awards.

         As proposed to be amended, the Board will have authority to amend the Plan from time to time in its sole discretion; provided, however, that (i) the Board will not effectuate any amendment without consideration of the impact, if any, to the Company, the Plan and the Plan participants of effectuating any such amendment by reason of Section 422 of the Code or Rule 16b-3 under the Exchange Act; and (ii) no amendment may impair the rights of any participant under any outstanding Award without the participant's consent.

         Subject to the terms and conditions and the limitations of the Plan, the Committee may modify, extend or renew the terms of outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards in substitution therefor (to the extent not theretofore exercised). The Committee may accelerate the time at which any Option or SAR is exercisable, subject, (i) as the Plan is presently constituted, to compliance with the requirements of Rule 16b-3 (or successor provision) under the Exchange Act, or, (ii) as the Plan is proposed to be amended, to the Board's consideration of the impact thereof on the Company, the Plan and the Plan participants. As currently in effect and as proposed to be amended, no modification of an Award may, without the consent of the participant, impair any rights or obligations under any outstanding Award.

         The Plan terminates on March 29, 2004, and no new Options may be issued after this date; however, then unexpired Options will continue to be exercisable in accordance with their terms.

TEXT OF PROPOSED AMENDMENTS

         The Company has proposed that the following amendments to the Plan be approved:

         Section 2(k) is to be amended by restating the first sentence thereof to read as follows:

                  "Fair Market Value": As applied to a specified date, the mean between the highest and lowest reported selling price of a Share on the New York Stock Exchange on such date, or if there are no reported sales on such date, on the last preceding date on which sales are reported thereon.

         Section 3 is to be amended by restating the first sentence thereof to read as follows:

                  Except as modified below, the class of persons eligible to receive Awards under the Plan shall be those officers and other key employees of the Company or its Affiliates and those non-employees of the Company or its Affiliates, as designated by the Committee from time to time.

         Section 4(a) is to be amended by restating the first sentence thereof to read as follows:

                  Subject to adjustment by operation of Section 4(b) hereof, the maximum aggregate number of shares with respect to which Awards may be made under the Plan is 3,500,000.

         Section 16(a)(i) is to be restated to read as follows:

                  Amendment. The Board may amend the Plan from time to time in its sole discretion; provided, however, that (i) the Board will not effectuate any amendment without consideration of the impact, if any, to the Company, the Plan and the Plan participants of effectuating any such amendment by reason of
                  Section 422 of the Code or Rule 16b-3 under the Exchange Act; and (ii) no amendment may impair the rights of any participant under any outstanding Award without the participant's consent.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR ABSTENTION IS SPECIFIED.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

         Set forth below is information concerning each executive officer and certain key employees of the Company, including his or her business experience during the past five years, his or her positions with the Company and certain directorships held by him or her. Officers are appointed annually by the Board of Directors of the Company and serve, at the pleasure of the Board, until the appointment of their successors. There are no family relationships among the officers, nor, except as may be described herein, are there any arrangements or understandings between any officer and another person pursuant to which he or she was appointed to office.

NAME                                AGE     POSITION
----                                ---     --------
Executive Officers
John C. Pope                        48      Chairman of the Board
Michael A. Wolf                     55      President, Chief Executive Officer and Director
William F. Fabrizio                 50      Senior Vice President and Chief Financial Officer
Jeannette Fisher-Garber             46      Vice President, General Counsel and Secretary
William D. Grab                     42      Vice President, Controller and Principal Accounting Officer
Thomas P. Lyons                     34      Vice President and Treasurer
Scott E. Wahlstrom                  34      Vice President Human Resources and Administration
Timothy R. Wesley                   36      Vice President Investor and Public Relations

Other Key Employees
Phillip L. Brown                    45      President, Power Parts Company
Joseph S. Crawford Jr               53      President, Boise Locomotive Company
Jack E. Floyd                       47      President, Touchstone Company
James E. Lindsay                    44      President, Engine Systems Company, Inc.
J. Lynn Young                       60      President, Motor Coils Manufacturing Company
Gerald M. Rowe                      49      Vice President Business Development

EXECUTIVE OFFICERS

         John C. Pope. See "Information Concerning Directors and Nominees" for a description of Mr. Pope's relevant business experience.

         Michael A. Wolf. See "Information Concerning Directors and Nominees" for a description of Mr. Wolf's relevant business experience.

         William F. Fabrizio has served as Senior Vice President and Chief Financial Officer of the Company since November 1996. From 1995 to November 1996, Mr. Fabrizio served as Chief Financial Officer of Lear Corporation's Automotive Industries Division (automotive parts), which had acquired Automotive Industries Holdings, Inc. (automotive parts) in 1995, for which he had also served as Chief Financial Officer during 1995. Prior thereto, from 1989 to 1994, he served as the Chief Financial Officer of Rockwell International Corporation's Automotive Group (automotive parts).

         Jeannette Fisher-Garber has served as Vice President, General Counsel and Secretary of the Company since October 1996. Prior thereto, Ms. Fisher-Garber served as Corporate Counsel for Federated Investors (mutual funds) from 1987 to October 1996, as a staff attorney for Joy Manufacturing Company (manufacturing) from 1979 to 1987 and as a financial analyst for Rockwell International Corporation (manufacturing) from 1976 to 1979.

         William D. Grab has served as Vice President, Controller and Principal Accounting Officer since April 1995, having previously held various accounting positions with the Company's Motor Coils Manufacturing Company subsidiary from 1980 to April 1995. Prior thereto, from 1977 to 1980, Mr. Grab was employed at the public accounting firm of Touche Ross.

         Thomas P. Lyons has served as Vice President and Treasurer of the Company since February 1997, having previously served as Treasurer of the Company since August 1996. Prior thereto, Mr. Lyons served as the Company's Project Finance Manager from September 1994 to July 1996 and its Senior Financial Analyst from June 1994 to September 1994.

         Scott E. Wahlstrom has served as Vice President Human Resources and Administration of the Company since August 1996. Prior thereto, he served as the Company's Corporate Director, Human Resources from August 1995 to August 1996 and as its Corporate Manager, Human Resources from 1994 to August 1995. He previously served as Manager of International Compensation at Morrison Knudsen (engineering and construction) from 1992 to 1994. In addition, from 1991 to 1992, Mr. Wahlstrom served as Senior Analyst at Walt Disney Company (entertainment). Prior to that, Mr. Wahlstrom was employed at the public accounting firm of Deloitte Haskins and Sells.

         Timothy R. Wesley has served as Vice President Investor and Public Relations of the Company since August 1996. Prior thereto, he served as the Company's Director, Investor and Public Relations from February 1995 to August 1996. Previously, Mr. Wesley served as Director, Investor and Public Relations from 1993 to February 1995 and as Public Relations Manager from 1992 to 1993 at Michael Baker Corporation (engineering and construction).

OTHER KEY EMPLOYEES

         Phillip L. Brown has served as President of the Company's Power Parts subsidiary since August 1997. Prior thereto, Mr. Brown held various executive positions with Pandrol Jackson (railroad equipment and contract services) from 1985 to 1997. Prior thereto, Mr. Brown held various positions with Tamper (railroad equipment and contract services) from 1974 to 1985.

         Joseph S. Crawford Jr. has served as President of the Company's Boise Locomotive Company subsidiary (previously the Locomotive Group) since December 1995. Prior thereto, he served as the Company's Executive Vice President, Locomotive Group from September 1994 to December 1995 and as Senior Vice President, Operations and Maintenance of the Company from May 1994 to September 1994. From 1988 to May 1994, Mr. Crawford served as Senior Vice President and General Manager of New Jersey Transit Rail Corporation (transit and rail operations).

         Jack E. Floyd has served as President of the Company's Touchstone Company subsidiary since October 1997, having previously served as Vice President and Controller of Boise Locomotive Company from 1996 to 1997 and Controller of Boise Locomotive Company from 1995 to 1996. Prior thereto, Mr. Floyd served in various executive management positions with General Electric (manufacturing) from 1978 to 1995.

         James E. Lindsay has served as President of the Company's Engine Systems Company, Inc. subsidiary since 1994. He also served as a Senior Vice President of the Company from 1994 to August 1996 and as Senior Vice President - Marketing of MK Engine Systems Company, Inc.'s division in Simi Valley, California (formerly Arrowsmith) from 1989 to 1994. Prior thereto, from 1978 to 1989, Mr. Lindsay served in various engineering and marketing capacities dealing with engine products and components with the Electro-Motive Division of General Motors Corporation (locomotive manufacturing).

         J. Lynn Young has served as the President of the Company's Motor Coils Manufacturing Company subsidiary since August 1996, having previously served as its Executive Vice President from 1985 to August 1996. Prior thereto, from 1956 to 1985, Mr. Young held various positions with Westinghouse Electric Corporation (manufacturing), including as design engineer, engineering manager and product manager.

         Gerald M. Rowe has served as Vice President Business Development of MotivePower Industries since December 1997. Prior thereto, Mr. Rowe held various executive positions with Valeo S.A. (automotive parts) from 1988 to 1997. Prior thereto, from 1983 to 1988, he served as Manager-Product Planning for Firestone Tire and Rubber Company (manufacturer of tires and automotive parts).

                                  COMPENSATION

DIRECTOR COMPENSATION

         Effective July 1, 1996, the Company pays each director who is not a full-time employee of the Company $12,000 per year for his services as a director. In addition, each director is entitled to receive $1,000 for each meeting of the Board attended by such director, and $1,000 for each other Committee meeting attended by a director that serves on either the Nominating and Corporate Governance Committee, Compensation and Management Development Committee, Audit and Corporate Responsibility Committee, or Executive and Finance Committee. In addition, each Committee Chairman receives $1,000 annually for serving as the Chairman. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board or any Board Committee.

         In addition, the Company adopted a Stock Option Plan for Non-Employee Directors to encourage the highest level of performance for members of the Board of Directors who are not employees of the Company, by providing such directors with a proprietary interest in the financial success of the Company. Under the Plan, each non-employee director is entitled to receive options to purchase 12,000 shares of the Company's Common Stock upon his election to the Board at an exercise price equal to fifty percent of the market price based on the date awarded and 1,500 options to be awarded at one hundred percent the average of the high and low of fair market value of the stock traded on January 2nd of each year. During 1997, the Company engaged a consultant to benchmark the compensation of board of directors of similar size companies within the industry. The result of the study showed that the Board's compensation was in the range paid by similar size companies within the manufacturing sector. As a result of the study, the Board resolved that beginning in 1998 it would cease the practice of discounting initial options by fifty percent and increase the annual grant of options from 1,500 to 2,000.

EXECUTIVE COMPENSATION

         CASH COMPENSATION. The following table describes the compensation paid by the Company or its subsidiaries to (i) the individual serving as the Company's Chief Executive Officer for the Company's fiscal year ending as of December 31, 1997; and (ii) the four most highly compensated key employees or officers of the Company for the Company's fiscal year ending as of December 31, 1997.

         Persons identified as key employees under "Information Concerning Executive Officers" are deemed to be executive officers for purposes of the disclosure under "Executive Compensation."

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                ------------------------
                                                ANNUAL COMPENSATION                      AWARDS
                                       --------------------------------------------------------------------------------------
                                                                 OTHER ANNUAL   RESTRICTED      OPTIONS/       ALL OTHER
 NAME AND POSITION          YEAR       SALARY        BONUS      COMPENSATION      STOCK           SARS        COMPENSATION
                                         ($)          ($)              ($)       AWARD(S)($)       (#)             ($)
-----------------------------------------------------------------------------------------------------------------------------
Michael A. Wolf             1997        380,961      424,875(1)   212,438(2)          0                0         7,330(3)
President & CEO             1996        173,077      100,000(4)         0       575,000(5)       400,000(6)      4,130(3)
                            1995              0            0            0             0                0             0

John C. Pope                1997        360,067      396,550(7)   198,275(2)          0(8)       300,000(11)     3,200(9)
Chairman                    1996        336,539            0            0             0                0             0
                            1995              0            0            0       190,500(8)             0(11)         0


Joseph S. Crawford Jr.      1997        208,655      160,650(1)    80,325(2)          0           50,000(12)     3,200(9)
President, Boise            1996        200,000      200,000(13)        0             0           50,000(14)         0
Locomotive Co.              1995        200,858      200,000(13)        0             0                0         2,368(15)

William F. Fabrizio         1997        183,021       93,500(1)    46,750(2)          0           25,000(12)    69,579(16)
Senior Vice President &     1996         17,308      50,0001(7)         0             0           75,000(18)         0
CFO                         1995              0            0            0             0                0             0


J. Lynn Young               1997        147,538       75,550(1)    37,750(2)          0           25,000(12)     2,118(9)
President, Motor Coils      1996        133,226            0            0             0            5,000(14)         0
Manufacturing Co.           1995        127,854       35,000(10)        0             0                0         1,301(9)

         (1) This amount represents payments made in February 1998 under the Company's Executive Incentive Plan for the fiscal year ended December 31, 1997 based on the performance of the Company and the participant during 1997 versus the quantifiable measures established in the beginning of the year, part of which was deferred by the participants into Company stock as part of the Company's deferred compensation program.

         (2) This amount represents an additional discretionary bonus the Board approved under the Company's Executive Incentive Plan. This was awarded on a discretionary basis due to the extraordinary performance of the Company during 1997 and such award was deferred into Company stock as part of the Company's deferred compensation program.

         (3) The amount shown for 1997 represents Company contributions of $3,200 to the 401(k) savings plan and $4,130 for the payment of annual insurance premiums for term life insurance. The amount shown for 1996 is for the payment of annual insurance premiums for term life insurance.

         (4) Under the terms of his employment agreement dated July 1, 1996, Mr. Wolf received a one-time lump sum bonus of $100,000.

         (5) Under the terms of Mr. Wolf's employment agreement dated July 1, 1996 and amendments thereto, Mr. Wolf received 100,000 shares of common stock restricted as to their ability to be sold. The $575,000 represents the value as of the date of grant ($5.75 per share) of 100,000 shares of restricted stock which had a fair market value of $2,325,000 as of December 31, 1997. The restrictions will lapse at the close of business on June 30, 2001, so long as Mr. Wolf is still in the employ of the Company on that date, or upon the earlier occurrence of certain change of control events. If the Company meets certain performance goals relating to achievement of earnings per share targets in 1998 and 1999, the Company will accelerate the restrictions to lapse on or before June 30, 1999 for 50,000 shares and June 30, 2000 for 50,000 shares. See "Employment Agreements." Dividends would be paid on the restricted stock to the same extent paid on the Company's common stock.

         (6) Mr. Wolf was granted 400,000 SARs on May 13, 1996 with a grant price of $5.25 per share. The SARs vest in twenty percent increments with the first twenty percent having become exercisable on July 1, 1997 and each remaining twenty percent increment to become exercisable on July 1 of each of the subsequent four years. As permitted under the terms of the original grant of SARs, on October 31, 1996, the Company (i) limited the price at which the SARs can be exercised to $7.78 per share (which was the average of the high and low prices at which the Company's common stock was traded on October 31, 1996) and
(ii) issued an equivalent number of non-qualified stock options on October 31, 1996 at the same price and subject to the same vesting schedule, effectively converting the SARs to stock options. If the Company meets certain performance goals relating to achievement of earnings per share targets in 1998 and 1999, the Company will accelerate by one year the time of vesting of the awarded stock options exercise dates for 240,000 common shares, with the options for 120,000 shares to vest on July 1, 1999 and the options for the remaining 120,000 shares to vest on July 1, 2000.

         (7) This amount represents payments made in February 1998 under the Company's Executive Incentive Plan for the fiscal year ended December 31, 1997 based on the performance of the Company and Mr. Pope's performance during 1997 versus the quantifiable measures established in the beginning of the year. The amount was deferred into the Company's deferred compensation plan under which he elected Company stock.

         (8) Under the terms of Mr. Pope's employment agreement dated December 29, 1995, Mr. Pope was granted 50,000 shares (grant date value $3.81 per share) of common stock restricted as to their ability to be sold. The restrictions lapsed on 25,000 shares on January 1, 1997 and as a result Mr. Pope was deemed to have received $203,125 in compensation. The remaining 25,000 shares of restricted stock had a fair market value on December 31, 1997 of $581,250. The restrictions lapse on these remaining shares on January 1, 2007 if the Chairman is still in the employ of the Company or earlier upon the Chairman's termination of employment with the Company other than for cause or the occurrence of certain change of control events. Dividends would be paid on the Restricted Stock to the same extent paid on the Company's common stock. See "Employment Agreements."

         (9) This amount represents the Company's contribution to the 401(k) savings plan.

         (10) This amount represents a discretionary bonus award by Motor Coils Manufacturing Company.

         (11) Mr. Pope was granted SARs at a grant price of $3.81 per share on December 29, 1995 with respect to 300,000 shares (190,000 shares of which were awarded under the Company's Stock Incentive Plan and the balance outside of such plan). The SARs with respect to 150,000 shares became exercisable on December 29, 1996. The SARs with respect to the remaining 150,000 shares became exercisable on December 29, 1997. On March 25, 1997 the Compensation and Management Development Committee of the Board of Directors and Mr. Pope agreed
(i) to limit the price at which the SARs can be exercised to $10.72 (which was the average of the high and low prices at which the Company's Common Stock was traded on March 25, 1997) and (ii) that the Company would grant to Mr. Pope an equivalent number of non-qualified stock options at an exercise price of $10.72 and subject to the same vesting schedule, effectively converting the SARs to stock options. The 300,000 SARs granted in 1995 as discussed in this note have been omitted from this table for 1995 since they would appear duplicative with the options issued in 1997 upon the effective conversion of such SARs.

         (12) The options shown are options to purchase the Company's common stock at an exercise price of $10.75 per share. These are non-qualified options granted under the Company's Stock Incentive Plan and have become exercisable with respect to twenty-five percent of the shares and will become exercisable with respect to the balance of the shares in equal increments on February 10, 1999, February 10, 2000 and February 10, 2001, unless earlier terminated. These options terminate February 10, 2007, subject to earlier termination upon cessation of employment with the Company.

         (13) The amount shown in this column represents a bonus paid pursuant to a retention program adopted by the Company in an effort to maintain the then current management team in the face of uncertainties created by its efforts during 1995 to sell the Company.

         (14) The options shown are options to purchase the Company's common stock at an exercise price of $5 per share. These options were granted under the Company's Stock Incentive Plan and have become exercisable with respect to twenty-five percent of the shares and will become exercisable with respect to the balance of the shares in equal increments on March 31, 1998, March 31, 1999 and March 31, 2000, unless earlier terminated. These options terminate April 10, 2006, subject to earlier termination upon cessation of employment with the Company.

         (15) This amount represents $764 for the payment of annual insurance premiums for term life insurance and $1,604 for the Company's contribution to the 401(k) savings plan.

         (16) This amount represents $3,053 for the Company's contribution to the 401(k) savings plan and $66,526 relating to Company paid relocation expenses.

         (17) This amount represented a signing bonus paid to Mr. Fabrizio when he joined the Company in November 1996.

         (18) The options shown are options to purchase the Company's common stock at an exercise price of $7.75 per share. These are non-qualified options granted under the Company's Stock Incentive Plan and have become exercisable with respect to twenty-five percent of the shares and will become exercisable with respect to the balance of the shares in equal increments on October 29, 1998, October 29, 1999 and October 29, 2000, unless earlier terminated. These options terminate October 29, 2006, subject to earlier terminated upon cessation of employment with the Company.

         OPTION/SAR AWARDS. The following table sets forth information concerning options to purchase the Company's Common Stock or SARs with respect to the Company's Common Stock granted to Named Executives in 1997.

                      OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                               APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                         OPTION TERM(2)
------------------------------------------------------------------------------------------    -----------------------------
                               NUMBER OF      % OF TOTAL
                               SECURITIES     OPTIONS/SARS
                               UNDERLYING     GRANTED TO       EXERCISE
NAME                           OPTION/SARS    EMPLOYEES        OR BASE PRICE   EXPIRATION
                               GRANTED(#)(1)  IN FISCAL YEAR   ($/SH)          DATE              5% ($)          10% ($)
------------------------------------------------------------------------------------------    -----------------------------
John C. Pope                       300,000(3)     35.37%           $10.72       12/29/05        $1,535,497    $3,677,782

Michael A. Wolf                      -               -                -            -                -             -

Joseph S. Crawford Jr.              50,000         5.89%           $10.75       2/10/07           $338,030      $856,637

William F. Fabrizio                 25,000         2.95%           $10.75       2/10/07           $169,015      $428,318

J. Lynn Young                       25,000         2.95%           $10.75       2/10/07           $169,015      $428,318

         (1) See the notes to the Summary Compensation Table above for a description of the terms of the options/SARs listed in this table.

         (2) The potential realizable value shown is calculated based upon appreciation of the Common Stock issuable under options, calculated over the full term of the options assuming five percent and ten percent annual appreciation in the fair market value of the Company's Common Stock from the date of grant, net of the exercise price of the options.

         (3) This option was issued to Mr. Pope in exchange for modification of a SAR awarded in 1995. See Note 11 to "Summary Compensation Table" for description of such SARs.

OPTION/SAR VALUES. The following table sets forth information concerning the options and SARs held or exercised by Named Executives.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                          AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                 SECURITIES                      VALUE OF
                                                                 UNDERLYING                      UNEXERCISED
                                                                 UNEXERCISED                     IN-THE-MONEY
                                                                 OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                                 FISCAL YEAR END (#)(1)          FISCAL YEAR END ($)(1)
------------------------------------------------------------------------------------------  -------------------------------
                            SHARES ACQUIRED
                              ON EXERCISE           VALUE
            NAME                  (#)             REALIZED($)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
John C. Pope                        0            $2,073,000(2)    300,000               0        $3,759,000     $        0
Michael A. Wolf                     0               202,500(3)     80,000         320,000         1,237,500      4,950,000
Joseph S. Crawford Jr.              0                     0        91,000         100,000           918,562      1,473,437
William F. Fabrizio                 0                     0        18,750          81,250           290,625      1,184,375
J. Lynn Young                       0                     0         9,250          30,750            93,812        398,687

         (1) The information is presented as of December 31, 1997. See the notes to the "Summary Compensation Table" above for a description of the terms of the options listed in this table.

         (2) Represents amounts deposited in a deferred compensation plan in which Mr. Pope elected solely Company stock upon exercise of a SAR. See Note 11 to the "Summary Compensation Table" for a description of this transaction.

         (3) Represents amounts deposited in a deferred compensation plan in which Mr. Wolf elected solely Company stock upon exercise of a SAR. See Note 6 to the "Summary Compensation Table" for a description of this transaction.

         EMPLOYMENT AGREEMENTS. Effective as of December 29, 1995, the Company entered into an employment agreement with John C. Pope for a term of two years commencing January 1, 1996, subject to automatic one-year extensions (unless notice of termination is given), under which Mr. Pope agreed to serve as Non-Executive Chairman of the Board of the Company. In December 1997, the parties amended the agreement. Under the terms of his employment agreement, Mr. Pope will be expected to devote on average no more than three days per week to the business and affairs of the Company. The agreement provides for payment to Mr. Pope of a minimum annual base salary of $350,000 and the provision of a secretary for a maximum of twenty-five hours per week. The agreement also provides for a restricted stock award to him under the Company's Stock Incentive Plan of 50,000 shares of the Company's Common Stock. The sale restrictions lapsed on 25,000 of the shares on January 1, 1997, and will lapse on the remaining 25,000 shares on January 1, 2007, so long as the Chairman is still in the employ of the Company on that date, or upon the earlier occurrence of certain change in control events, or upon the Chairman's earlier termination of employment with the Company other than for cause. The agreement also provides for the following in the event that the Chairman's employment is terminated upon the occurrence of certain change of control events or other than for cause: i) a lump sum payment equal to two times the sum of a) the Chairman's annual base salary, and b) the amount of the Chairman's annual bonus compensation; and ii) for a period of two years after the Chairman's employment is terminated, the Corporation shall provide Chairman with health insurance, a secretary and reimbursement of business expenses.

         Effective as of July 1, 1996, the Company entered into an employment agreement with Michael A. Wolf for a term of two years commencing July 1, 1996, subject to automatic two year extensions (unless notice of termination is given), under which Mr. Wolf has agreed to serve as President and Chief Executive Officer of the Company. In February 1998, the parties amended the agreement. The agreement provides for payment to Mr. Wolf of a minimum annual base salary of $375,000. The agreement also provides for a restricted stock award to him under the Company's Stock Incentive Plan of 100,000 shares of the Company's Common Stock, with the sale restrictions to lapse as to all shares at the close of business on June 30, 2001 or earlier if certain performance thresholds are met (See Note 5 to "Summary Compensation Table" for a description of restricted stock), so long as Mr. Wolf is still in the employ of the Company or upon the earlier occurrence of certain change of control events or upon Mr. Wolf's earlier termination of employment with the Company for other than cause. In addition, Mr. Wolf received SARs in respect of 400,000 shares of the Company's Common Stock. (See Note 6 to "Summary Compensation Table" for a description of such SARs.) The agreement also provides for the following in the event that the CEO's employment is terminated upon the occurrence of certain change of control events or other than for cause: (i) a lump sum payment in cash or stock equal to two times the sum of a) the CEO's annual base salary, and b) the amount of the CEO's annual bonus compensation;
(ii) for a period of two years after the CEO's employment is terminated, the Corporation shall provide the CEO with health insurance and reimbursement of business expenses; and (iii) a relocation fee in the amount of $50,000 less $10,000 for each full year of employment with the Company. The agreement also contains a non-competition provision which generally restricts Mr. Wolf from competing with the Company for two years following the termination of his employment from the Company.

         The Company may also enter into employment agreements with other executive officers of the Company from time to time.

         EXECUTIVE INCENTIVE PLAN. The Company established an Executive Incentive Plan ("Executive Incentive Plan"), under which officers and key employees of the Company may earn bonuses. The terms of the Executive Incentive Plan are described under "Compensation -- Report of the Compensation and Management Development Committee."

         STOCK INCENTIVE PLAN. The Company has adopted a Stock Incentive Plan pursuant to which awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance share awards, phantom stock units and similar awards may be made to officers and key employees. The terms of this plan are described under "Compensation -- Report of the Compensation and Management Committee."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1997, Lee B. Foster II, Nicholas J. Stanley and James P. Miscoll served as the Compensation and Management Development Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee has the overall responsibility to review and monitor executive compensation for the top fifty highest impact ("key managers") positions and to review and administer the total compensation and succession planning of the ten highest paid positions of the Company. This includes administration of the Executive Incentive Plan, Merit Appraisal Plan, Sales Incentive Plan and Stock Incentive Plan. No awards under these plans can be made without the approval and authorization of the Compensation and Management Development Committee. In addition, the Compensation and Management Development Committee consults with the Company's management on a regular basis regarding management development succession planning, the Company's employee insurance programs, the Company's 401(k) savings plan, compensation policies, deferred compensation, sales incentive plans and other employee related benefits.

         PHILOSOPHY. The Company's policies on executive compensation are designed to (i) provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, (ii) compensate employees in a "pay for performance" manner best calculated to recognize individual, group and subsidiary company performances, and (iii) seek to align the interests of the employees with the interests of the Company's stockholders.

         COMPONENTS OF EXECUTIVE COMPENSATION. Executive compensation includes base salary, benefits and incentive compensation in the form of awards of stock, stock options and stock appreciation rights and cash bonuses, as fixed pursuant to certain plans or employment agreements. Through the compensation plans described below, the Company seeks to reward its key management for the Company's "pay for performance" compensation linked to stockholder value.

         Salary and Merit Appraisal Plan. The Company conducts formal annual performance and career development reviews under a formal merit appraisal program. During 1997 such reviews were conducted for all executive officers and salary adjustments were made in accordance with these reviews. During the 1998 fiscal year, key managers will be considered for salary or wage adjustment based on performance, with the aggregate amount of base salary adjustments to be limited to three percent over 1997 levels.

         Long-Term Executive Plan. During 1996, the Company had in effect two long-term incentive plans that had been established by Morrison Knudsen prior to the time the Company became a public company. No awards were made or accrued for the benefit of any participants under either of these plans in 1996. In February 1997, the Company terminated these plans.

         Executive Incentive Plan. During 1997, the Company implemented an Executive Incentive Plan (the "Plan") which had been approved by the Compensation and Management Development Committee of the Board of Directors. Under the Plan, effective as of January 1, 1997, up to fifty key senior management employees are eligible to share in a cash award funding pool determined by the Compensation and Management Development Committee but not to exceed twelve percent of the Company's operating income for the year. The Plan provides that the Compensation and Management Development Committee is to establish minimum and superior threshold levels of performance before any incentives are paid. The threshold levels are determined by a mix of financial results, principally earnings per share and cash flow per share. For 1997, no bonus could have been paid under the Plan unless the Company first achieved its minimum thresholds of performance which were established for 1997 by the Compensation and Management Development Committee to be a minimum earnings per share level of $ .71 per share. The Company's actual performance for 1997 far exceeded the minimum and superior threshold levels which allowed for the Plan to be fully funded. Once the Plan received full funding, the subsidiaries, group and individuals each were measured by their actual performance versus the quantifiable measures established at the beginning of the Plan year.

         For 1997, the Plan paid out $2,001,183 on February 9, 1998 based on achievement of the levels of performance. In addition to bonuses based on quantifiable goals, the Committee also exercised its right to make additional discretionary awards. The Committee made additional discretionary awards totaling $1,095,719 solely in the form of Company stock which was paid into the Company's deferred compensation program on February 17, 1998.

         For the 1998 Plan year, the Committee has established the earnings per share minimum threshold at $1.32 on a basic basis or $1.25 on a diluted basis. In lieu of cash flow per share, the Committee will use the net change in Economic Value Added (EVA) as a threshold; for 1998, the minimum threshold level is a net increase of $3.5 million.

         Stock Incentive Plan. The Company's Stock Incentive Plan ("Stock Incentive Plan"), provides for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance share awards, phantom stock units and similar awards may be made to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of the Company. The Stock Incentive Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. See "Proposal No. 3 - Amendment to Stock Incentive Plan."

         During 1997, non-qualified stock options were awarded to specific key managers based on: (i) the salary ranges applicable to such officers and employees at the time of the award; and (ii) various subjective factors such as the executive's responsibilities, individual performance and anticipated contribution to the Company's performance.

         Sales Incentive Plan. During 1997, the Compensation and Management Development Committee approved various sales incentive plans designed to compensate sales employees for achieving sales levels above certain thresholds. The sales levels for payouts under the plans were consistent with the Company's planned growth requirements, and total subsidiary sales goals were reached before any individual payouts were made.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. On July 1, 1996, Michael
A. Wolf became the President and Chief Executive Officer of the Company. Mr. Wolf's compensation during 1996 was fixed pursuant to the terms of an employment agreement he entered into with the Company (see "Executive Compensation Employment Agreements"). This employment agreement was negotiated on an arms-length basis by the Company's Chairman and Mr. Wolf. The Compensation and Management Development Committee consulted with an executive compensation consulting firm, before entering into negotiations with Mr. Wolf. Although the consulting firm advised the Compensation and Management Development Committee as to appropriate compensation levels for similarly sized companies generally, the Committee did not undertake a formal survey of competitors in agreeing to Mr. Wolf's compensation package.

         DEDUCTIBILITY OF COMPENSATION. The Internal Revenue Service, under
Section 162(m) of the Revenue Code, will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds one million dollars, subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitation with respect to an executive will be exceeded and whether the Company's deductions for compensation paid in excess of the one million dollar cap will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future (and no officer of the Company received compensation in 1997 which resulted under Section 162(m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its stockholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162(m) limitation.

         SUBMISSION OF REPORT. This report is submitted by the members of the Compensation and Management Development Committee, Lee B. Foster II, Nicholas J. Stanley, and James P. Miscoll.

PERFORMANCE INFORMATION

         Set forth in the table below is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Dow Jones Equity Market Index (a broad equity market index which includes the stock of companies traded on the New York Stock Exchange), the Russell 2000 Index (a broad equity market index which includes the stock of companies traded on the New York Stock Exchange) and a peer group consisting of L.B. Foster Company, Johnstown America Industries, Inc., ABC Rail Products Corporation, Greenbrier Company, Harmon Industries, Inc. and Westinghouse Air Brake, the business of each of which includes the manufacture of locomotive parts for the rail industry. The Company believes that a comparison of its results with the Russell 2000 Index is more meaningful than a comparison with the Dow Jones Equity Market Index (also shown below), since the Russell 2000 Index is limited to companies having market capitalizations more closely comparable to those of the Company than is the case with the Dow Jones Equity Market Index. In future years, the Company intends to discontinue the comparison of its results with those of the Dow Jones Equity Market Index. The peer group results have been weighted based on the constituents' respective market capitalizations, as required by the rules of the Securities and Exchange Commission, and in the case of two companies reflects opening of trading on July 14, 1994 and June 16, 1995, respectively. The Russell 2000 Index reflects results from April 30, 1994. Except as noted, the return shown in the table is based on the percentage change from April 26, 1994 (the date of the Company's commencement of its initial public offering) to December 31, 1994, 1995, 1996 and 1997.


                                 04/26/94       12/94      12/95      12/96     12/97
                                 --------       -----      -----      -----     -----
MOTIVEPOWER INDUSTRIES, INC.        100          67.03      24.18      49.55    147.45
DOW JONES EQUITY MARKET INDEX       100         103.08     142.64     176.10    234.19
PEER GROUP                          100          89.85      67.19      69.42    117.12
RUSSELL 2000 INDEX                  100         100.26     128.77     150.01    183.56

                               SECURITY OWNERSHIP

         As of March 2, 1998, there were 17,786,343 shares of the Company's Common Stock issued and outstanding. The following table sets forth the number and percentage of the Company's Common Stock known by management of the Company to be beneficially owned as of March 2, 1998 by (i) all stockholders who own five percent or more of the Company's Common Stock, (ii) all directors of the Company, (iii) each current or former executive officer included in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. Persons identified as key employees under "Information Concerning Executive Officers" are deemed to be executive officers for purposes of the disclosure under "Security Ownership."

                                                            Amount and
      Name and Address of                              Nature of Beneficial             Percent of
        Beneficial Owner                                     Ownership(1)           Shares Outstanding
Pilgram Baxter & Associates, Ltd.(2)                         1,878,600                    10.6%
Chilton Investment Partners, L.P.(3)                         1,738,642                     9.8%
Credit Suisse First Boston Inc.(4)                             927,171                     5.2%
John C. Pope(5)                                                524,464                     2.9%
Michael A. Wolf(6)                                             441,864                     2.5%
Joseph S. Crawford Jr.(7)                                      126,266                       *
Gilbert E. Carmichael(8)                                       108,367                       *
William F. Fabrizio(9)                                          53,254                       *
J. Lynn Young(10)                                               25,038                       *
James P. Miscoll(11)                                            16,499                       *
Lee B. Foster II(12)                                             7,499                       *
Nicholas J. Stanley(13)                                          5,699                       *
Ernesto Fernandez Hurtado(14)                                    4,499                       *
All Directors and Executive                                  1,320,025                     7.4%
Officers as a Group(15)

* Indicates that the percentage of shares beneficially owned does not exceed one percent of the class.

         (1) For purposes of this table, shares are considered "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as "currently exercisable."

         (2) The address of Pilgram Baxter & Associates, Ltd. Is 823 Duportail Road, Wayne, PA 19087. The shares are beneficially owned by Pilgram Baxter & Associates, Ltd.

         (3) The address of Chilton Investment Partners, L.P. is 320 Park Avenue, 22nd Floor, New York, NY 10022. These shares are owned of record by Chilton Investment Partners, L.P.

         (4) The address of Credit Suisse First Boston Inc. is 11 Madison Avenue, Fourth Floor, New York, NY 10010. These shares are owned of record by Credit Suisse First Boston Inc.

         (5) The shares beneficially owned by Mr. Pope consist of 63,870 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; and 300,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.72 per share, which option expires on December 29, 2005; and 160,594 shares held in a deferred compensation plan as to which he bears the economic risk of ownership.

         (6) The shares beneficially owned by Mr. Wolf consist of 100,198 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; 109,700 shares held in a personal revocable trust; 15,000 shares held in an IRA account; and 104,200 shares held in a personal revocable trust of his spouse.

Mr. Wolf also has 80,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $7.78125, which option expires on May 2, 2006; and 32,766 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Wolf under the Company's Stock Incentive Plan.

         (7) The shares beneficially owned by Mr. Crawford consist of 5,470 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; 16,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5.00 per share, which option expires on April 10, 2006; 37,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.13 per share, which option expires on November 29, 2004; and 50,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $16.00 per share, which option expires on April 26, 2004; and 12,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.75 per share, which option expires on February 10, 2007; and 4,796 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Crawford under the Company's Stock Incentive Plan.

         (8) The shares beneficially owned by Mr. Carmichael consist of 4,367 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; 20,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.81 per share, which option expires on March 31, 1999; 40,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5.38 per share, which option expires on December 31, 1998; and 40,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $16.00 per share, which option expires on April 26, 2004. These options were awarded to Mr. Carmichael under the Company's Stock Incentive Plan. In addition, Mr. Carmichael was awarded options under the Company's Stock Option Plan for Non-Employee Directors, of which 4,000 are currently exercisable at an exercise price of $5.44 per share, which options expire on April 1, 2007.

         (9) The shares beneficially owned by Mr. Fabrizio consist of 26,356 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; 6,250 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $10.75 per share, which option expires on February 10, 2007; and 18,750 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $7.75, which option expires on October 29, 2006; and 1,898 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Fabrizio under the Company's Stock Incentive Plan.

         (10) The shares beneficially owned by Mr. Young consist of 6,721 shares owned of record by him or held in a 401(k) savings plan and of which he is the beneficiary; 8,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $14.375, which option expires on April 26, 2004; 2,500 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $5.00 per share, which option expires on April 10, 2006; and 6,250 shares issuable to him upon the exercise of a currently held exercisable option at an exercise price of $10.75, which option expires on February 10, 2007; and 1,567 shares held in a deferred compensation plan as to which he bears the economic risk of ownership. The options were awarded to Mr. Young under the Company's Stock Incentive Plan.

         (11) The shares beneficially owned by Mr. Miscoll consist of 12,000 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $4.75 per share, which option is currently exercisable and expires November 10, 2004; and 499 shares issuable to him upon the exercise of an option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $7.94 per share, which option is currently exercisable and expires January 2, 2007; and 4,000 shares owned of record by the James P. Miscoll and Ingeburg W. Miscoll Trust, James P. and Ingeburg W. Miscoll, trustees, under which Mr. Miscoll, as trustee, shares voting and investment power.

         (12) The shares beneficially owned by Mr. Foster consist of 3,000 shares held of record by him; 4000 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $2.84 per share, which option is currently exercisable and expires August 22, 2006; and 499 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $7.94 per share which option is currently exercisable and expires January 2, 2007. All options awarded were under the Company's Stock Option Plan for Non-Employee Directors.

         (13) The shares beneficially owned by Mr. Stanley consist of 5,200 shares owned of record by him and 499 shares issuable to him upon the exercise of a currently exercisable option awarded to him under the Company's Stock Option Plan for Non-Employee Directors at an exercise price of $7.94 per share. This option expires January 2, 2007.

         (14) The shares beneficially owned by Mr. Fernandez Hurtado consist of 4,000 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $3.625 per share, which option is currently exercisable and expires December 19, 2006; and 499 shares issuable to him upon the exercise of an option awarded to him at an exercise price of $7.94, which option is currently exercisable and expires February 2, 2007. All options were awarded under the Company's Stock Option Plan for Non-Employee Directors

         (15) The shares beneficially owned by all directors and executive officers as a group include shares owned of record as well as shares issuable to the beneficial owners upon the exercise of options awarded under either the Company's Stock Incentive Plan or the Company's Stock Option Plan for Non-Employee Directors, which options are exercisable currently or within 60 days. Persons who were not serving as directors or executive officers as of March 2, 1998 are not included in this group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company and written representations that no other forms are required, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders during 1997 were complied with, except that a Form 4 was not timely filed with respect to one transaction each on behalf of Mr. Fabrizio and Mr. Foster (relating to purchases of stock during Company authorized windows for trading) and one transaction was inadvertently omitted in a Form 5 filed by Mr. Pope which Form was promptly amended to include such transaction. Such failure to timely file was inadvertent and neither of these individuals sold any of the securities beneficially owned by them during the brief periods of noncompliance.

                             STOCKHOLDERS' PROPOSALS

         To be considered for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders, stockholder proposals must be sent to the Company (directed to the attention of Vice President of Investor and Public Relations) at 1200 Reedsdale Street, Pittsburgh, Pennsylvania 15233, for receipt not later than January 1, 1999.

                            GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

         UPON WRITTEN REQUEST TO THE COMPANY (DIRECTED TO THE ATTENTION OF VICE PRESIDENT OF INVESTOR AND PUBLIC RELATIONS AT 1200 REEDSDALE STREET, PITTSBURGH, PENNSYLVANIA 15233) BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE STOCKHOLDER REQUESTING THE SAME.

                                         By the Order of the Board of Directors,

                                         /s/ Jeannette Fisher-Garber
                                         -----------------------------------
                                         Jeannette Fisher-Garber, Secretary

Pittsburgh, Pennsylvania
March 12, 1998

                          MOTIVEPOWER INDUSTRIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 1998

     The undersigned hereby appoints William D. Grab and Jeannette Fisher-Garber, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MotivePower Industries, Inc. (the "Company") standing in the name of the undersigned on March 2, 1998, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Stockholders of the Company to be held April 29, 1998 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing, the matters described on the reverse side of this Proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting on any proposal or may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

              THIS PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

                                (SEE OTHER SIDE)




                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as
                                                            indicated in   [ X ]
                                                            this example

THE VOTES REPRESENTED BY THIS PROXY WILL BE VOTED AS MARKED BY YOU. HOWEVER, IF YOU EXECUTE AND RETURN THE PROXY UNMARKED, SUCH VOTES WILL BE VOTED FOR ALL OF THE PROPOSALS. PLEASE MARK EACH BOX WITH AN "X."


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1. Election of Directors    (James P. Miscoll and Lee B. Foster, II have been
   nominated)

   FOR         WITHHELD            Withheld for the following (write the
               for all             nominee's name in the space below.)

   [  ]         [  ]               __________________________________________


2. Ratify appointment of Deloitte & Touche LLP as independent certified public accountants.

   FOR      AGAINST    ABSTAIN

   [  ]       [  ]      [  ]


3. To amend the Stock Incentive Plan.

   FOR      AGAINST    ABSTAIN

   [  ]       [  ]      [  ]


4. In their discretion, proxies shall be authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment thereof.



When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Dated:_________________________________________________________________________

_______________________________________________________________________________
Signature

_______________________________________________________________________________
Signature if held jointly


                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.



                              FOLD AND DETACH HERE

                              VOTING INSTRUCTIONS

                          MOTIVEPOWER INDUSTRIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 1998

Voting Instructions to the trustee (the "Trustee") of (i) Motivepower Industries, Inc. 401(k) Savings Plan for Salaried Employees and (ii) Motor Coils Manufacturing Company 401(k) Savings Plan (each referred to as the "Plan"):

As a Plan participant, I hereby direct the Trustee to vote and act as set forth on the reverse side of this card at the Annual Meeting of Stockholders of MotivePower Industries, Inc. (the "Company") to be held April 29, 1998, and any and all adjournments thereof, with respect to all shares of common stock of the Company beneficially owned by me under the Plan as of the record date for such meeting, March 2, 1998. If properly signed and dated and received without direction, or if I do not return my card, the Trustee is directed to vote FOR proposals 1, 2 and 3. This direction applies to all shares of the Company's common stock allocated or allocable to me under the Plan as of the record date. The Trustee shall vote and act as provided in the Plan as to any other business as may properly come before the meeting.

              THIS PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                                (see other side)


                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as
                                                            indicated in   [ X ]
                                                            this example

THE VOTES REPRESENTED BY THIS PROXY WILL BE VOTED AS MARKED BY YOU. HOWEVER, IF YOU EXECUTE AND RETURN THE PROXY UNMARKED, SUCH VOTES WILL BE VOTED FOR ALL OF THE PROPOSALS. PLEASE MARK EACH BOX WITH AN "X."


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1. Election of Directors    (James P. Miscoll and Lee B. Foster, II have been
   nominated)

   FOR         WITHHELD            Withheld for the following (write the
               for all             nominee's name in the space below.)

   [  ]         [  ]               __________________________________________


2. Ratify appointment of Deloitte & Touche LLP as independent certified public accountants.

   FOR      AGAINST    ABSTAIN

   [  ]       [  ]      [  ]


3. To amend the Stock Incentive Plan.

   FOR      AGAINST    ABSTAIN

   [  ]       [  ]      [  ]


4. In their discretion, proxies shall be authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment thereof.



When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Dated:_________________________________________________________________________

_______________________________________________________________________________
Signature

_______________________________________________________________________________
Signature if held jointly


                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.



                              FOLD AND DETACH HERE